EXHIBIT 4.11
                                                                    ------------


                                                                  EXECUTION COPY



                           DATED AS OF MARCH 10, 2005



                                   NEXEN INC.

                  (FORMERLY CANADIAN OCCIDENTAL PETROLEUM LTD.)

                                       AND

                            CIBC MELLON TRUST COMPANY





                          FIFTH SUPPLEMENTAL INDENTURE

                                     TO THE

                                 TRUST INDENTURE

                           DATED AS OF APRIL 28, 1998


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                                TABLE OF CONTENTS



1.    INTERPRETATIONS AND AMENDMENTS...........................................2

      1.1   SUPPLEMENTAL INDENTURE.............................................2
      1.2   DEFINITIONS IN TRUST INDENTURE.....................................2
      1.3   INTERPRETATION NOT AFFECTED BY HEADINGS............................2

2.    NOTES....................................................................2

      2.1   FORM AND TERMS OF NOTES............................................2
      2.2   ISSUANCE OF NOTES..................................................5

3.    REDEMPTION OF NOTES......................................................5

      3.1   REDEMPTION OF NOTES................................................5
      3.2   ADDITIONAL DEFINITIONS.............................................5

4.    DEBT SECURITIES GUARANTEE................................................6

      4.1   COVENANT TO PROVIDE DEBT SECURITIES GUARANTEE......................6
      4.2   OPINIONS...........................................................7
      4.3   AUTOMATIC TERMINATION..............................................7

5.    GENERAL..................................................................8

      5.1   INDENTURE SUPPLEMENTAL TO TRUST INDENTURE..........................8
      5.2   ACCEPTANCE OF TRUST................................................8
      5.3   COUNTERPARTS AND FORMAL DATE.......................................8


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THIS FIFTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of
March 10, 2005.

BETWEEN:

            NEXEN INC. (FORMERLY "CANADIAN OCCIDENTAL
            PETROLEUM LTD."), a corporation incorporated under the Canada Business Corporations Act and having its head office in the City of Calgary, in the Province of Alberta (the "Corporation")

                                                        OF THE FIRST PART
                               - and -

            CIBC MELLON TRUST COMPANY, a trust corporation incorporated under the laws of Canada, having an office in the City of Calgary, in the Province of Alberta (the "Trustee")


                                                        OF THE SECOND PART

         WITNESSETH THAT:

         WHEREAS in and by a trust indenture made as of April 28, 1998 (the "Original Indenture") between the Corporation and the Trustee (the Original Indenture, as amended and supplemented by the first supplemental indenture dated as of April 28, 1998 (the "First Supplemental Indenture"), the second supplemental indenture dated as of February 4, 1999 (the "Second Supplemental Indenture"), the third supplemental indenture dated as of March 11, 2002 (the "Third Supplemental Indenture"), the fourth supplemental indenture dated as of November 20, 2003 (the "Fourth Supplemental Indenture") and this Supplemental Indenture and as the same may be further amended or supplemented from time to time, being hereinafter called the "Trust Indenture," which term includes any and every instrument supplemental or ancillary thereto or in implementation thereof and the form and terms of any particular series of Debt Securities (as defined below) established thereunder), provision was made for the issue, in one or more series, by the Corporation of debt securities of the Corporation (the "Debt Securities") in an unlimited aggregate principal amount;

         AND WHEREAS the proper officers of the Corporation have duly authorized the creation and issuance of: (i) a series of Debt Securities to be designated as 5.20% Notes due 2015 (the "5.20% Notes") and to be limited (subject to the exceptions described herein and in the Trust Indenture) to the aggregate principal amount of U.S.$250,000,000; and (ii) a series of Debt Securities to be designated as 5.875% Notes due 2035 (the "5.875% Notes" and, together with the 5.20% Notes, the "Notes") and to be limited (subject to the exceptions described herein and in the Trust Indenture) to the aggregate principal amount of U.S.$790,000,000; the further terms and conditions thereof being hereinafter set forth, all in accordance with a resolution of the directors of the Corporation;

         AND WHEREAS all necessary acts and proceedings have been done and taken to authorize the execution of this Supplemental Indenture, to establish the terms and forms of the

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                                      -2-


Notes pursuant to the Trust Indenture, and to make this Supplemental Indenture and the said series of Notes, when executed and delivered by the Corporation and certified and delivered by the Trustee as provided in the Trust Indenture, legal, valid and binding upon the Corporation;

         AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

         NOW THEREFORE, it is hereby covenanted, agreed and declared as follows:

1.       INTERPRETATIONS AND AMENDMENTS

1.1      SUPPLEMENTAL INDENTURE

         As used herein "Supplemental Indenture", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Supplemental Indenture and not to any particular Article, Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof, and further include the terms of the Notes set forth in the form of 5.20% Notes annexed as Schedule A hereto and the form of 5.875% Notes annexed as Schedule B hereto.

1.2      DEFINITIONS IN TRUST INDENTURE

         All terms contained in this Supplemental Indenture which are defined in the Original Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Original Indenture, as supplemented or amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, unless the context otherwise specifies or requires; provided, however, that notwithstanding the foregoing, the terms "Corporation" and "Trustee" shall have the respective meanings given to them in the Original Indenture.

1.3      INTERPRETATION NOT AFFECTED BY HEADINGS

         The division of this Supplemental Indenture into Articles and Sections, the provision of the table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Supplemental Indenture.

2.       NOTES

2.1      FORM AND TERMS OF NOTES

         There shall be and there is hereby created for issuance under the Trust
Indenture: (i) a series of Debt Securities which shall consist of and be limited (subject to the exceptions set forth in Section 2.2(b) of the Original Indenture) to the aggregate principal amount of U.S.$250,000,000 and shall be designated as 5.20% Notes due 2015; and (ii) a series of Debt Securities which shall consist of and be limited (subject to the exceptions set forth in Section 2.2(b) of the Original Indenture) to the aggregate principal amount of U.S.$790,000,000 and shall be designated as 5.875% Notes due 2035; provided, however, that if the Corporation shall, at any time after the date hereof, increase the principal amount of either or both series of Notes

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which may be issued and issue such increased principal amount (or any portion thereof), then any such additional Notes so issued shall have the same form and terms (other than the date of issuance and the date from which interest thereon shall begin to accrue and, under certain circumstances, the first interest payment date), and shall carry the same right to receive accrued and unpaid interest, as the Notes theretofore issued; and provided, further, that, notwithstanding the foregoing, the Corporation shall not be entitled to increase the principal amount of Notes which may be issued or issue any such increased principal amount if the Corporation has effected satisfaction and discharge of the Trust Indenture pursuant to Section 7.4 of the Original Indenture or defeasance or covenant defeasance pursuant to Article 13 of the Original Indenture.

         The 5.20% Notes will mature, and the principal of the 5.20% Notes and accrued and unpaid interest thereon will be due and payable, on March 10, 2015, or such earlier date as the principal of any of the 5.20% Notes may become due and payable in accordance with the provisions of the Trust Indenture.

         The 5.875% Notes will mature, and the principal of the 5.875% Notes and accrued and unpaid interest thereon will be due and payable, on March 10, 2035, or such earlier date as the principal of any of the 5.875% Notes may become due and payable in accordance with the provisions of the Trust Indenture.

         The Notes shall bear interest on the principal amount thereof from March 10, 2005 or from the last date to which interest shall have been paid or duly made available for payment on the Notes, whichever is later, at the rate of 5.20% per annum in the case of the 5.20% Notes and at the rate of 5.875% per annum in the case of the 5.875% Notes, in each case payable semi-annually in arrears on September 10 and March 10 (each, an "Interest Payment Date") in each year, commencing September 10, 2005, until the principal of and premium, if any, on the applicable series of Notes is paid or duly made available for payment; and should the Corporation at any time default in the payment of any principal of, or premium, if any, or interest on either series of the Notes when due, the Corporation shall pay interest (such interest to be payable on demand), to the extent permitted by law, on the amount in default at the same rate applicable to such series of Notes. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Trust Indenture, be paid to the Persons in whose names the Notes (or one or more predecessor Notes) are registered at the close of business on February 23 or August 26 (the "Regular Record Dates"), as the case may be, immediately prior to such Interest Payment Date, regardless of whether any such Regular Record Date is a business day. Any such interest on the Notes not so punctually paid or duly provided for on any Interest Payment Date shall be payable, as applicable, as provided in the forms of Notes annexed hereto as Schedule A and Schedule B to this Supplemental Indenture.

         For the purposes only of the disclosure required by the INTEREST ACT (Canada), and without affecting the amount of interest payable to any holder of a Note or the calculation of interest on any Note, if the rate of interest on any Note is calculated on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the INTEREST ACT (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

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                                      -4-


         All payments of principal of and premium, if any, and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and all references herein to "United States dollars", "U.S.$" or "U.S. dollars" shall be deemed to refer to such coin or currency of the United States of America.

         The principal of and premium, if any, and interest on the Notes shall be payable, and the Notes may be surrendered for exchange, registration, transfer or discharge from registration, at the office or agency maintained by the Corporation for such purpose from time to time in the City of Calgary, Alberta (which shall initially be the office of the Trustee in the City of Calgary, Alberta) and, under the circumstances described in Section 2.14(j) of the Original Indenture, in the Borough of Manhattan, The City of New York, and in such other places as the Corporation may from time to time designate. The Trustee is hereby appointed as the initial Paying Agent, registrar and transfer agent for the Notes in the City of Calgary, Alberta.

         The Notes shall be issued only as fully registered Notes, without coupons, in denominations of U.S.$1,000 and integral multiples thereof. Each series of Notes initially will be represented by one or more Global Debt Securities (collectively, the "Global Note") registered in the name of The Depository Trust Company, as Depositary or its nominee, or a successor depositary or its nominee.

         The Notes and the certificate of the Trustee endorsed thereon shall be in the form set out in Schedule A, in the case of the 5.20% Notes, and Schedule B, in the case of the 5.875% Notes, to this Supplemental Indenture with such appropriate insertions, omissions, substitutions and variations as the Trustee may approve and shall be numbered in such manner as the Trustee may approve, such approvals of the Trustee concerning any Note to be conclusively evidenced by its certification of such Note.

         The register referred to in Section 3.2 of the Original Indenture shall, with respect to the Notes, be kept at the office or agency in the City of Calgary, Alberta that the Corporation may from time to time designate for such purpose (which shall initially be the office of the Trustee in the City of Calgary, Alberta), and at such other place or places as the Corporation with the approval of the Trustee may hereafter designate. Without limitation to the foregoing, if the Corporation shall at any time be required by the terms of any series of Notes or the Trust Indenture to appoint a registrar for such Notes in the Borough of Manhattan, The City of New York, the Corporation shall cause a register for such Notes also to be kept at the office of the registrar in the Borough of Manhattan, The City of New York and the Trustee hereby gives its approval to a register being kept at such place.

         The Notes shall be subject to redemption at the option of the Corporation as provided in Article 3 of this Supplemental Indenture. The Corporation shall not be required to redeem, purchase or repay Notes pursuant to any mandatory redemption, sinking fund or analogous provision or at the option of the holders thereof. The Notes will not be convertible into or exchangeable for securities of any Person. The Notes will be entitled to the benefit of Debt Securities Guarantees upon the terms and conditions set forth in Article 4 of this Supplemental Indenture.

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                                      -5-


         The Notes shall have the other terms and provisions set forth in the forms of Notes attached hereto as Schedule A to this Supplemental Indenture, in the case of the 5.20% Notes, and Schedule B to this Supplemental Indenture, in the case of the 5.875% Notes, with the same force and effect as if such terms and provisions were set forth in full herein.

2.2      ISSUANCE OF NOTES

         5.20% Notes in the aggregate principal amount of U.S.$250,000,000 and 5.875% Notes in the aggregate principal amount of U.S.$790,000,000 shall be executed by the Corporation and delivered by it to the Trustee on the date of issue for certification and delivery pursuant to and in accordance with the provisions of Sections 2.4, 2.5 and 2.6 of the Original Indenture and, upon the requirements of such provisions being complied with, the Notes shall be certified by or on behalf of the Trustee and delivered by it to or upon the written order of the Corporation without any further act or formality on the part of the Corporation. The Trustee shall have no duty or responsibility with respect to the use or application of any of the Notes so certified and delivered or the proceeds thereof.

3.       REDEMPTION OF NOTES

3.1      REDEMPTION OF NOTES

         Each series of the Notes will be redeemable at any time, in whole or from time to time in part, at the option of the Corporation (in the manner and in accordance with and subject to the terms and provisions set forth in the Trust Indenture), at a redemption price equal to the greater of:

         (a)      100% of the principal amount of the Notes to be redeemed; and

         (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points in the case of the 5.20% Notes, and plus 20 basis points in the case of the 5.875% Notes;

plus in each case accrued interest to the date of redemption; provided that installments of interest on Notes which are due and payable on any date falling on or prior to a redemption date will be payable to the registered holders of such Notes (or one or more predecessor Notes), registered as such as of the close of business on the relevant record dates.

         The Corporation will provide notice to the Trustee prior to the redemption date of the calculation of the redemption price.

3.2      ADDITIONAL DEFINITIONS

         For the purposes of this Supplemental Indenture, the following expressions shall have the following meanings:

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                                      -6-


"Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes;

"Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Corporation is unable to obtain four such Reference Treasury Dealer Quotations, the average of all such Quotations;

"Independent Investment Banker" means one of the Reference Dealers selected by the Corporation;

"Reference Treasury Dealer Quotations" means, with respect to each Reference Dealer and any redemption date, the average, as determined by the Corporation, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Corporation by such Reference Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date;

"Reference Dealer" means each of Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. and their respective successors, and two other firms that are primary U.S. government securities dealers (each a "Primary Treasury Dealer") which we specify from time to time; provided, however, that if any of the foregoing Reference Dealers shall cease to be a Primary Treasury Dealer, the Corporation shall substitute therefor another Primary Treasury Dealer; and

"Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

4.       DEBT SECURITIES GUARANTEE

4.1      COVENANT TO PROVIDE DEBT SECURITIES GUARANTEE

         The Corporation covenants and agrees that, so long as any of the Notes remains outstanding: (a) if any Subsidiary of the Corporation shall at any time guarantee (a "Subsidiary Guarantee") any Indebtedness of the Corporation pursuant to Article 4 of the fourth supplemental indenture (the "Fourth Supplemental Indenture") made as of the 2nd day of July, 1997 to the trust indenture dated as of June 7, 1991 between the Corporation and CIBC Mellon Trust Company, as successor trustee, then the Corporation will cause such Subsidiary (a "Guarantor") to execute a Debt Securities Guarantee pursuant to which it will guarantee the Debt Securities

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                                      -7-


(including the Notes) on substantially the same terms as are set forth in such Subsidiary Guarantee with such changes as may be necessary to conform to local law or practice of the jurisdiction in which the Guarantor is organized (which, in the case of a Subsidiary which is organized and existing under the laws of any State of the United States or the District of Columbia, may include a customary provision limiting amounts payable under such Debt Securities Guarantee to such amount as will not violate applicable fraudulent conveyance or other similar laws and a customary provision providing for contribution from other Guarantors, if any) or as may be recommended by independent legal counsel to the Trustee and incorporating provisions pursuant to which the Guarantor shall submit to jurisdiction, waive immunity, and appoint an agent for service of process to the same extent done by the Corporation pursuant to the Trust Indenture; and (b) the Corporation will comply, and will cause such Guarantor to comply, with all applicable securities laws and regulations, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (and in each of the foregoing cases all applicable rules and regulations thereunder) and with state securities and blue sky laws and regulations of the United States in connection with any Debt Securities Guarantee. Any such Debt Securities Guarantee shall be subject to the terms and provisions of the Trust Indenture, including, without limitation, Article 12 of the Original Indenture. Any such Debt Securities Guarantee shall be duly executed and delivered to the Trustee by the applicable Guarantor, and shall be effective as of a date not later than 90 days after the date on which the Corporation becomes obligated to provide such Subsidiary Guarantee.

4.2      OPINIONS

         The Trustee will, at the expense of the Corporation, engage independent legal counsel of recognized standing (in the jurisdiction in which the Guarantor is organized) with respect to matters relating to publicly issued debt securities to review the form of Debt Securities Guarantee, and both counsel to the Corporation and such independent legal counsel shall deliver legal opinions to the Trustee to the effect that such Debt Securities Guarantee has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Guarantor (subject to customary exceptions). In addition, the Trustee will, at the expense of the Corporation, engage independent legal counsel of recognized standing with respect to matters of United States federal securities laws (which, if possible, shall be the same independent legal counsel referred to in the first sentence of this paragraph) and such independent legal counsel shall deliver legal opinions to the Trustee to the effect that such Debt Securities Guarantee has been registered under the Securities Act of 1933, as amended, and that the Trust Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, or that no such registration or qualification is required. All such opinions shall be in form and substance satisfactory to the Trustee, acting reasonably, and shall be delivered to the Trustee not later than the time of delivery to the Trustee of the corresponding Debt Securities Guarantee.

4.3      AUTOMATIC TERMINATION

         In the event a Subsidiary Guarantee is discharged or released, then, upon Written Order of the Corporation to the Trustee accompanied by a Certificate of the Corporation confirming that the corresponding Subsidiary Guarantee has been discharged or released, such Debt

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                                      -8-


Securities Guarantee shall automatically terminate and be released and the Trustee shall return to the Corporation such Debt Securities Guarantee.

5.       GENERAL

5.1      INDENTURE SUPPLEMENTAL TO TRUST INDENTURE

         This Supplemental Indenture is supplemental to the Original Indenture and the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture shall, from this date forward, be read in conjunction with this Supplemental Indenture. The Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Supplemental Indenture shall, from this date forward, have effect so far as practicable as if all the provisions of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Supplemental Indenture were contained in one instrument.

5.2      ACCEPTANCE OF TRUST

         The Trustee hereby accepts the trusts in this Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein before set forth in trust for the various Persons who shall from time to time be Note holders subject to all the terms and conditions herein set forth.

5.3      COUNTERPARTS AND FORMAL DATE

         This Supplemental Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date first above written.

         IN WITNESS WHEREOF the parties hereto have executed this Supplemental Indenture under their respective corporate seals on the date first above written.

                                       NEXEN INC.

                                       Per:   /s/ Marvin F. Romanow
                                              -------------------------------
                                              Marvin F. Romanow
                                              Executive Vice President and
                                              Chief Financial Officer

                                                                       [Seal]
                                       Per:   /s/ Una M. Power
                                              -------------------------------
                                              Una M. Power
                                              Treasurer




                                       CIBC MELLON TRUST COMPANY

                                       Per:   /s/ Roger Booth
                                              -------------------------------
                                       Name:  Roger Booth
                                       Title: Director, Relationship Mgmt.

                                                                      [Seal]
                                       Per:   /s/ Robert Inkster
                                              -------------------------------
                                       Name:  Robert Inkster
                                       Title: Account Manager, Bonds